                                                                    EXHIBIT 99.1

                     MARTIN MIDSTREAM PARTNERS L.P. REPORTS
                           THIRD QUARTER 2003 RESULTS

         KILGORE, Texas, November 10, 2003 /PRNewswire-FirstCall via COMTEX/ -- Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its results of operations for the third quarter ended September 30, 2003.

Third Quarter Results

         MMLP commenced the reporting of its own financial results on November 6, 2002, the date of its initial public offering. Prior to such date, MMLP's financial results are reported through the financial statements of its predecessor.

         MMLP reported net income for the third quarter of 2003 of $2.2 million(1), on revenues of $40.2 million, compared to predecessor net income before income taxes for the third quarter of 2002 of $1.2 million, on revenues of $33.0 million. MMLP's net income per limited partner unit for the third quarter of 2003 was $0.30.

         MMLP reported net income for the nine months ended September 30, 2003 of $8.3 million*, on revenues of $140.1 million, compared to predecessor net income before income taxes for the nine months ended September 30, 2002 of $4.9 million, on revenues of $101.3 million. MMLP's net income per limited partner unit for the nine months ended September 30, 2003 was $1.14.

         The Company's distributable cash flow for the third quarter of 2003 was $3.45 million, or 0.94 times the amount required under its partnership agreement to cover the minimum quarterly distribution of $3.65 million on its common and subordinated units for such quarter. The Company's distributable cash flow for the nine months ended September 30, 2003 was $11.36 million, or 1.04 times the amount required under its partnership agreement to cover the minimum quarterly distribution of $10.95 million on its common and subordinated units for such nine month period. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under "Use of Non-GAAP Financial Information". The Company has also included below a table entitled "Distributable Cash Flow" in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

         Included with this press release are MMLP's Consolidated Condensed Balance Sheets as of September 30, 2003 and December 31, 2002, its Consolidated and Combined Condensed Statements of Operations for the three months and nine months ended September 30, 2003 and 2002 and its Consolidated and Combined Condensed Statements of Cash Flows for the nine months ended September 30, 2003 and 2002. These financial statements should be read in


----------

(1) Contains no effect of income taxes since MMLP is a non-taxable partnership.

conjunction with the information contained in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 10, 2003.

         Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said "Our financial results were in line with our expectations considering the seasonality of our business. The third quarter is traditionally the offseason for our LPG and fertilizer segments."

Recent Events

         As previously announced, on October 27, 2003, MMLP signed a definitive agreement with Tesoro Marine Services LLC ("Tesoro"), a subsidiary of Tesoro Petroleum Corporation, for the purchase of certain assets associated with Tesoro's shore based marine activities for $25 million plus the value of Tesoro's lube oil inventories, estimated to be $1.5 million. The assets to be acquired include marine transportation assets, terminalling and storage tank assets, and associated real estate at 14 terminals along the Gulf Coast from Venice, Louisiana to Corpus Christi, Texas, as well as Tesoro's lube oil sales and distribution business. Acquisition financing will be provided through an expansion of MMLP's existing credit facility. Closing of the transaction, which is subject to a number of conditions as well as the closing of the Midstream Fuel agreement referenced below, is expected before December 31, 2003.

         In a parallel transaction, Midstream Fuel Services LLC signed a definitive agreement with Tesoro for the purchase of Tesoro's fuel oil distribution business for $2 million plus the value of Tesoro's diesel fuel inventories, estimated to be $3.5 million. Midstream Fuel Services LLC is a subsidiary of privately held Martin Resource Management Corporation ("MRMC"), the owner of MMLP's general partner. MRMC is acquiring these assets from Tesoro because fuel oil distribution generates non-qualifying income under Internal Revenue Service regulations applicable to master limited partnerships such as MMLP. However, following the closings, pursuant to contractual arrangements between MRMC and Martin Midstream Partners, MMLP will utilize its midstream assets to provide transportation and storage services for the fuel oil distribution business which is being acquired by MRMC. Closing of the transaction, which is subject to a number of conditions as well as the closing of the Martin Midstream Partners agreement referenced above, is also expected before December 31, 2003.

         In a separate transaction, on October 27, 2003, MMLP acquired a marine terminal and associated assets located in Ouachita County, Arkansas from Cross Oil Refining & Marketing, Inc. ("Cross") for a purchase price of $2 million. At the same time, Martin Midstream and Cross entered into a five year terminalling agreement, with two five year renewal terms, whereby Cross will have the right to use the acquired terminal for the storage of bulk crude oil and/or finished oil products. MMLP and Cross also entered into a five year marine transportation agreement, with two five year renewal terms, whereby MMLP will provide two vessels on a full time basis for the marine transportation of bulk crude oil and finished oil products owned by Cross or owned by others and in transit for sale to Cross at its Smackover, Arkansas refinery.

         In another separate transaction, on October 16, 2003, Martin Midstream Partners purchased a push boat and two barges from a third party for a purchase price of $1 million. These vessels are being used by the Company to transport petroleum products.

         As noted above, MMLP intends to finance its proposed acquisition of marine services assets from Tesoro through an expansion of its existing credit facility. In connection with that transaction, Martin Midstream has received a written commitment, which is subject to a number of conditions, from Royal Bank of Canada under which MMLP's credit facility would be increased from $60 million to $80 million.

         Ruben Martin stated, "We are pleased to announce these transactions and we believe they will complement our current marine transportation, terminalling and distribution operations in the Gulf Coast and will be financially accretive to our unitholders. Post acquisition, we believe we will be one of the largest shore based service providers and distributors in the Gulf Coast region."

         Mr. Martin continued, "Based on currently available information, we anticipate that these transactions will generate between $23 to $25 million of additional revenues for MMLP in 2004, including approximately $7 million in our marine transportation segment and approximately $17 million in our terminalling segment. The anticipated terminalling revenues are expected to be comprised of approximately $8 million of fee based terminalling revenues and approximately $9 million from lubricant distribution and sales. Expected operating margins for the anticipated additional marine transportation and fee based terminalling revenues should approximate our historical operations. Expected operating margins for the anticipated additional lube oil sales will be lower than those applicable to the other revenue streams in our terminalling segment."

Conference Call

         A conference call to review the third quarter 2003 results will be held on Tuesday, November 11, 2003, at 4:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on November 11, 2003 through 10:59 p.m. Central Time on November 18, 2003. The access codes for the conference call and the audio replay are as follows:
Account No. 1628; Conference ID No. 81060. The audio replay of the conference call will also be archived on the Company's website at http://www.martinmidstream.com.

About Martin Midstream Partners

         Martin Midstream Partners provides marine transportation, terminalling, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, specialty chemicals and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

         Additional information concerning the Company is available on the Company's website at http://www.martinmidstream.com.

Forward-Looking Statements

         Statements about Martin Midstream Partners' outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. These factors include, but are not limited to: the ability of MMLP to complete its recently announced acquisition of a marine services business from a third party; adverse weather conditions; reliance on its unconsolidated non-controlling interest in CF Martin Sulphur L.P.; the incurrence of material liabilities that are not fully covered by insurance; the price volatility and the supply availability of hydrocarbon products and by-products; restrictions in its debt agreements; the prospects for future acquisitions and its ability to make future acquisitions; the performance of recently acquired businesses; the seasonality of its business; the competition in the industry; changes in regulations on the federal, state and local level that are applicable to its business; the cost of attracting and retaining highly skilled personnel; the loss of significant commercial relationships with Martin Resource Management Corporation ("MRMC"), the owner of MMLP's general partner; interruption in operations at its facilities; federal regulations applicable to its marine vessels and regulations effecting the domestic tank vessel industry; cost reimbursements it is required to pay to MRMC; conflicts of interest and competition with MRMC; the decisions made by and the control of its general partner; and a decision by the IRS to tax MMLP as a corporation. A discussion of these factors, including risks and uncertainties, is set forth in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future event, or otherwise.

Use of Non-GAAP Financial Information

         MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP's cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP's performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

         The Company has included below a table entitled "Distributable Cash Flow" in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Combined Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Combined Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Combined Condensed Statements of Cash Flows), less equity in earnings from unconsolidated entities (as reported in its Consolidated and Combined Condensed Statements of Operations). MMLP's maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Combined Condensed Statements of Cash Flows. For the three months and nine months ended September 30, 2003, MMLP had $0.1 million and $0.1 million in expansion capital expenditures.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, (903) 983-6200.

                         MARTIN MIDSTREAM PARTNERS L.P.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                        SEPTEMBER 30,        DECEMBER 31,
                                                                                          2003                  2002
                                                                                        (UNAUDITED)           (AUDITED)
                                                                                        -------------        ------------
                                     ASSETS
Cash ...........................................................................        $      5,956         $      1,734
Accounts and other receivables, less allowance for doubtful accounts of $280
     and $355 ..................................................................              18,187               20,225
Product exchange receivables ...................................................               2,285                1,040
Inventories ....................................................................              17,248               15,511
Due from affiliates ............................................................                 795                  332
Other current assets ...........................................................                 352                  273
                                                                                        ------------         ------------
     Total current assets ......................................................              44,823               39,115
                                                                                        ------------         ------------

Property, plant, and equipment, at cost ........................................              84,691               83,345
Accumulated depreciation .......................................................             (30,934)             (27,488)
                                                                                        ------------         ------------
     Property, plant and equipment, net ........................................              53,757               55,857
                                                                                        ------------         ------------

Goodwill .......................................................................               2,922                2,922
Investment in unconsolidated entities ..........................................                 716                1,081
Other assets, net ..............................................................               1,056                1,480
                                                                                        ------------         ------------
.................................................................................        $    103,274         $    100,455
                                                                                        ============         ============
                       LIABILITIES AND PARTNERS' CAPITAL

Trade and other accounts payable ...............................................        $     11,850         $     14,007
Product exchange payables ......................................................               8,478                2,285
Due to affiliates ..............................................................                 770                   --
Other accrued liabilities ......................................................               1,278                2,057
                                                                                        ------------         ------------
     Total current liabilities .................................................              22,376               18,349

Long-term debt .................................................................              35,000               35,000
                                                                                        ------------         ------------
     Total liabilities .........................................................              57,376               53,349
                                                                                        ------------         ------------

Partners' capital ..............................................................              45,898               47,106
Commitments and contingencies...................................................
                                                                                        ------------         ------------
                                                                                        $    103,274         $    100,455
                                                                                        ============         ============

These financial statements should be read in conjunction with the accompanying notes and other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2003.

                         MARTIN MIDSTREAM PARTNERS L.P.
          CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                  THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                      SEPTEMBER 30,
                                                             -------------------------------     -------------------------------
                                                                 2003              2002              2003               2002
                                                             -------------     -------------     -------------     -------------
                                                             (PARTNERSHIP)     (PREDECESSOR)     (PARTNERSHIP)     (PREDECESSOR)
Revenues:
     Marine transportation ..............................     $      6,470     $      6,176       $     19,582     $     17,827
     Terminalling .......................................            1,769            1,349              5,038            3,741
     Product sales:
         LPG distribution ...............................           26,617           20,838             95,335           59,217
         Fertilizer .....................................            5,384            4,639             20,143           20,557
                                                              ------------     ------------       ------------     ------------
                                                                    32,001           25,477            115,478           79,774
                                                              ------------     ------------       ------------     ------------
              Total revenues ............................           40,240           33,002            140,098          101,342
                                                              ------------     ------------       ------------     ------------

Costs and expenses:
     Cost of products sold:
         LPG distribution ...............................           25,728           19,855             92,116           55,606
         Fertilizer .....................................            4,933            4,337             17,579           17,061
                                                              ------------     ------------       ------------     ------------
                                                                    30,661           24,192            109,695           72,667
Expenses:
     Operating expenses .................................            4,977            4,707             14,908           14,725
     Selling, general and administrative ................            1,444            1,579              4,576            4,953
     Depreciation and amortization ......................            1,192            1,140              3,515            3,356
                                                              ------------     ------------       ------------     ------------
         Total costs and expenses .......................           38,274           31,618            132,694           95,701
                                                              ------------     ------------       ------------     ------------
         Operating income ...............................            1,966            1,384              7,404            5,641
                                                              ------------     ------------       ------------     ------------

Other income (expense):
     Equity in earnings of unconsolidated entities ......              580              766              2,308            2,236
     Interest expense ...................................             (394)            (937)            (1,442)          (2,976)
     Other, net .........................................               29               21                 68               36
                                                              ------------     ------------       ------------     ------------
         Total other income (expense) ...................              215             (150)               934             (704)
                                                              ------------     ------------       ------------     ------------

         Income before income taxes .....................            2,181            1,234              8,338            4,937
Income taxes ............................................               --              485                 --            1,818
                                                              ------------     ------------       ------------     ------------
     Net income .........................................     $      2,181     $        749       $      8,338     $      3,119
                                                              ============     ============       ============     ============

General partner's interest in net income ................     $         44                        $        167
Limited partners' interest in net income ................     $      2,137                        $      8,171
Net income per limited partner unit .....................     $       0.30                        $       1.14
Weighted average limited partner units ..................        7,153,362                           7,153,362

These financial statements should be read in conjunction with the accompanying notes and other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2003.

                         MARTIN MIDSTREAM PARTNERS L.P.
          CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                       NINE MONTHS ENDED
                                                                                                           SEPTEMBER 30,
                                                                                                   ------------------------------
                                                                                                       2003              2002
                                                                                                   -------------    -------------
                                                                                                   (PARTNERSHIP)    (PREDECESSOR)
Cash flows from operating activities:
     Net income ...............................................................................    $      8,338     $      3,119
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization ........................................................           3,515            3,356
         Amortization of deferred debt issuance costs .........................................             355               --
         Deferred income taxes ................................................................              --            2,269
         Gain on sale of property, plant, and equipment .......................................              --              (12)
         Equity in earnings of unconsolidated entities ........................................          (2,308)          (2,236)
         Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
             Accounts and other receivables ...................................................           2,038           (1,427)
             Product exchange receivables .....................................................          (1,245)            (228)
             Inventories ......................................................................          (1,737)          (5,193)
             Due from affiliates ..............................................................            (463)              --
             Other current assets .............................................................             (79)            (125)
             Trade and other accounts payable .................................................          (2,157)           2,605
             Product exchange payables ........................................................           6,193            2,236
             Due to affiliates ................................................................             770               --
               Other accrued liabilities ......................................................            (779)             268
         Change in other noncurrent assets, net ...............................................              --              (53)
                                                                                                   ------------     ------------
                Net cash provided by operating activities .....................................          12,441            4,579
                                                                                                   ------------     ------------
Cash flows from investing activities:
     Payments for property, plant, and equipment ..............................................          (1,346)          (2,216)
     Proceeds from sale of property, plant and equipment ......................................              --              444
     Distributions from unconsolidated partnership ............................................           2,673               --
     Cash paid for acquisition ................................................................              --             (103)
                                                                                                   ------------     ------------
                Net cash provided by (used in) investing activities ...........................           1,327           (1,875)
                                                                                                   ------------     ------------
Cash flows from financing activities:
     Payments of long-term debt ...............................................................              --             (640)
     Cash distributions paid ..................................................................          (9,546)              --
     Borrowings from affiliates ...............................................................              --           35,750
     Payments to affiliates ...................................................................              --          (37,751)
                                                                                                   ------------     ------------
                Net used in by financing activities ...........................................          (9,546)          (2,641)
                                                                                                   ------------     ------------
                Net increase in cash and cash equivalents .....................................           4,222               63
Cash at beginning of period ...................................................................           1,734               62
                                                                                                   ------------     ------------
Cash at end of period .........................................................................    $      5,956     $        125
                                                                                                   ============     ============

These financial statements should be read in conjunction with the accompanying notes and other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2003.

                         MARTIN MIDSTREAM PARTNERS L.P.
                             DISTRIBUTABLE CASH FLOW
                             (DOLLARS IN THOUSANDS)
                     (UNAUDITED NON-GAAP FINANCIAL MEASURE)


                                                               THREE MONTHS           NINE MONTHS
                                                                  ENDED                 ENDED
                                                               SEPTEMBER 30,         SEPTEMBER 30,
                                                                   2003                  2003
                                                               -------------         -------------
Net income ............................................        $       2,181         $       8,338
Adjustments to reconcile net income to
distributable cash flow:
     Depreciation and amortization ....................                1,192                 3,515
     Amortization of deferred debt issue costs ........                  118                   355
     Maintenance capital expenditures(2) ..............                 (357)               (1,215)
     Distributions from unconsolidated partnership ....                  891                 2,673
     Equity in earnings of unconsolidated entities ....                 (580)               (2,308)
                                                               -------------         -------------
Distributable cash flow ...............................        $       3,445         $      11,358
                                                               =============         =============

----------

(2) Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP's Consolidated and Combined Condensed Statements of Cash Flows. MMLP had $0.5 million and $1.3 million in capital expenditures for the three months and nine months ended September 30, 2003.